Exhibit 10.3
[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

Master Services Agreement
This Master Services Agreement (the “Agreement”), made this 23 day of May 2019 (the “Effective Date”), is entered into by and between Akamai Technologies, Inc., with a principal place of business of 150 Broadway, Cambridge Massachusetts 02142 (hereinafter “Akamai”) and Jabil Inc., on behalf of itself and its affiliates, with a principal place of business of 10560 Dr. M.L.K. Jr. St. N., St. Petersburg, Florida 33716 (hereinafter “Vendor”).
Whereas, Akamai desires to retain the services of Vendor and Vendor desires to perform for Akamai certain manufacturing and related services, as set forth in this Agreement and in any SOW (as defined below) executed by the parties from time to time (collectively, the “Manufacturing Services”).
Now Therefore, for good and valuable consideration, the parties agree as follows:
1.Statement(s) of Work. Vendor agrees to perform the work described in a Statement of Work (hereinafter “SOW”) entered into by the parties, an example of which is attached hereto as Exhibit A. For any future engagements, Vendor and Akamai shall execute a new SOW, which will be automatically incorporated by reference.
2.Payment and Verification. Akamai shall pay for Manufacturing Services provided within [***] of receipt of an undisputed invoice unless otherwise expressly set forth in an applicable SOW. It is the intent of both parties to trade in USD (United States dollars) whenever possible and remain fixed in drat currency unless otherwise mutually agreed otherwise. Akamai will have [***] following Vendor’s delivery of any Product (as defined in Section 4 below) to verify compliance of such Product with the applicable Specifications (as defined in Section 4 below). Akamai will be deemed to have verified a Product’s compliance if Akamai does not provide a detailed written notice setting forth the manner in which such Product materially fails to comply with the Specifications. Acceptance of Product does not void the warranty in this Agreement or the applicable SOW and does not waive the warranty obligations under this Agreement or the applicable SOW.
3.Forecasts. Unless otherwise expressly set forth in an applicable SOW (in which case the provisions of such SOW shall control), no later than [***] prior to [***], Akamai shall provide to Vendor a [***] rolling forecast, in writing, (each, a “Forecast”) for Akamai’s estimated Product needs during such period (the “Estimated Product Count”) and Vendor shall use each [***] Forecast to determine the Product component inventory (including all applicable commodities) that will be required to build and deliver the Estimated Product Count: provided, however, that for the avoidance of doubt, the parties acknowledge and agree that each Forecast is provided by Akamai for planning purposes only and is non-binding in the absence of a submitted Build Request (as defined in Section 4 below) and related purchase order.
4.Product Manufacture; Akamai Liability.
A.Vendor will manufacture the products as more particularly described in the applicable SOW, including any updates, renewals, modifications or amendments thereto (the “Product”) in accordance with the technical, manufacturing specifications set forth in the applicable SOW and otherwise supplied and/or approved by Akamai (the “Specifications”) and any written request from Akamai to Vendor requesting that one or more Products be manufactured by Vendor and setting forth all relevant information regarding same, including the requested completion date(s) (each, a “Build Request”). Unless otherwise expressly set forth in an applicable SOW (in which case the provisions of such SOW shall control), Vendor will reply to each Build Request that is submitted in accordance with the terms of this Agreement by notifying Akamai of its acceptance or rejection within [***] of Vendor’s receipt of such Build Request and, in the event of Vendor’s rejection of a Build Request, Vendor’s notice of rejection will specify the basis for such rejection. Vendor will test all Product according to the testing specifications, standards, procedures and parameters set forth in the applicable SOW and otherwise supplied and/or approved by Akamai (“Test Procedures”) and will package and ship the Product to accordance with packaging and shipping specifications set forth in the applicable SOW and otherwise supplied and/or approved by Akamai (“Packaging and Shipping Specifications”). Akamai shall be solely responsible for the sufficiency and adequacy of the Specifications, Packaging and Shipping Specifications and Test Procedures. Unless otherwise agreed by the parties, delivery shall be EXW Jabil’s facility (per Incoterms 2010).
B.To the extent that Vendor determines that Vendor has on hand any components that Vendor considers to be Excess Inventory (as defined below), the parties agree to discuss in good faith whether such components are correctly classified as Excess Inventory (such discussion and determination, a “Reconciliation”). In the event that the parties mutually determine in good faith that such components constitute Excess inventory, Akamai shall, at Akamai’s election, either (i) purchase the Excess Inventory from Vendor for the price actually paid by Vendor for such components (the “Vendor Purchase Price”), or (ii) pay carrying costs to Vendor equal to [***] for such Excess Inventory (“Carrying Costs”); provided, however, that in the event that Akamai elects to pay [***] Carrying Costs (x) such Carrying Costs shall not be applied retroactively and shall begin to apply on a mutually agreed date occurring after the date of the applicable Reconciliation and (y) Akamai shall pay Carrying Costs with respect to any particular Excess Inventory for a maximum of [***] and Akamai shall purchase the remainder of such Excess Inventory, if any, for the Vendor Purchase Price within [***] after the expiration of such [***] period.
C.In the event that Akamai elects to or is otherwise required to purchase any Excess Inventory in accordance with this Section, Vendor shall issue an invoice for the applicable Vendor Purchase Price to Akamai and Akamai shall issue a purchase order to Vendor and provide instruction of disposition of such Excess Inventory. Payment of the applicable Vendor Purchase Price shall be due on the date that is [***] after the date of the invoice.
D.Without limiting Akamai’s liability for Excess Inventory as set forth in this Section 4 (“Akamai Liability”), Vendor shall, upon determining that Vendor has on hand any components that Vendor considers to be Excess inventory, use commercially reasonable efforts to assist Akamai in minimizing Akamai Liability by taking the following steps;
(i)As soon as is commercially practical, reduce or cancel component orders to the extent contractually permitted:
(ii)Return all components constituting Excess Inventory to the extent contractually permitted;
(iii)Make all commercially reasonable efforts to sell components constituting Excess Inventory to third parties; and
(iv)To the extent applicable, assist Akamai to determine whether current work in progress should be completed, scrapped or shipped “as is”.
E.As used herein, “Excess Inventory” means any component that is purchased by Vendor in accordance with this Agreement or the applicable SOW to fulfil a Build Request, but that is not used to manufacture a Product and remains in Vendor’s inventory for more than [***] after the date that Vendor takes physical delivery of such component, and Vendor’s failure to use such component in a Product is directly caused by (i) the rescheduling by Akamai of the applicable Build Request (or any of the Requested Servers therein) for a later delivery date; (ii) the issuance by Akamai of an engineering change resulting in the decrease in or cessation of the use of the applicable component; (iii) the issuance by Akamai of a Build Request that is materially inconsistent with a Forecast issued by Akamai within the previous [***]; or (iv) the component falling into obsolescence or end-of-life prior to the date such component was scheduled to be used for a Product pursuant to the applicable Build Request.
5.Materials Procurement. Vendor will use commercially reasonable efforts to procure components, per Akamai’s approved vendor list, necessary to fulfill mutually agreed upon Build Requests. Akamai shall be responsible for the performance of suppliers and quality of the components, including but not limited to compliance with Directive 2002/95/EC of the European Parliament and of the Council of 27 January 2003 on the restriction of the use of certain hazardous substances in electrical and electronic equipment, as amended from time to time (“ROHS”). Directive 2002/96/EC of the European Parliament and of the Council of 27 January 2003 on waste electrical and electronic equipment, as amended from time to time (“WEEE”), European Union Member State implementations thereof, as amended from time to time, and/or any other environmental and/or materials declaration laws, directives, regulations and requirements in any jurisdiction, as amended from time to time, including international laws and treaties regarding such subject matter (collectively, “Materials Declaration Requirements”). Akamai represents to the best of its knowledge that, unless otherwise stated in writing by Akamai, the Product is subject to Materials Declaration Requirements, and Vendor and Akamai agree to cooperate in good faith and use their respective commercially reasonable efforts to determine that all parts, components and/or materials used in Products are compliant with same. Without limitation, Vendor shall use commercially reasonable efforts to assist Akamai in procuring parts, components and/or materials that are compliant with Materials Declaration Requirements and to obtain standard documentation (or such other documentation as may be reasonably requested by Akamai from time to time) from suppliers certifying such compliance. Vendor shall make such compliance certification documentation available to Akamai upon Akamai’s request therefor. Any information regarding Materials Declaration Requirements compliance of parts, components or materials used in the Products shall come solely from the relevant supplier and compliance is not tested, confirmed or warranted by Vendor. Without limiting Vendor’s obligation to cooperate in good faith and to use commercially reasonable efforts to determine compliance in accordance with this Section 5, Akamai is ultimately and solely responsible for ensuring that any parts, components or materials used in the Products, and the Products themselves, are compliant with applicable Materials Declaration Requirements.
6.Warranty. In addition to any warranties provided by Vendor in any SOW, Vendor warrants that: (A) the Manufacturing Services shall be performed in a professional and workmanlike manner consistent with industry standards, (B) Vendor is not prohibited from entering into this Agreement by the terms of any other agreements with any other person, (C) Vendor will manufacture live Product in accordance with IPC-A 610 Class 2 workmanship standard, and (iv) at the time of manufacture, the Product will conform, in all material respects to the Specifications (collectively, the “Warranty”), Unless expressly set forth in an applicable SOW, the Warranty shall remain in effect for a period of [***] from the date any Product is initially delivered to Akamai or to Akamai’s designated carrier (the “Warranty Period”). This warranty is extended to, and may only be enforced by, Akamai.
In accordance with Vendor’s standard return material authorization process and procedure (“RMA”) and as may be expressly supplemented by an applicable SOW, Vendor will either repair or replace, in its sole discretion, any Product that contains a defect caused by a breach of the Warranty, provided that the Product is received within [***] following the end of any applicable Warranty Period (“RMA Product”). If Akamai desires to return a Product based on a claim of breach of the Warranty, Akamai shall request an RMA number from Vendor. Akamai shall then consign the alleged defective Product to Vendor’s designated repair facility at Akamai’s risk and expense, and specify the Vendor assigned RMA number. Vendor will analyze any such RMA Product and, if a breach of the Warranty is found (“Defect”), then Vendor will repair or replace the RMA Product within [***] of receipt by Vendor of the RMA Product and all required associated documentation. In the event a Defect is found, Vendor will reimburse Akamai for the reasonable cost of transporting the RMA Product to Vendor’s designated repair facility and Vendor will deliver the repaired RMA Product, or its replacement, to Akamai’s designated destination at Vendor’s risk and expense. If no such Defect is found, Akamai shall reimburse Vendor for reasonable all fees, costs and expenses actually incurred by Vendor to analyze and, if requested by Akamai, repair or replace the non-Defective RMA Product and Akamai shall bear responsibility for all transportation costs to and from Vendor’s designated repair facility.
EXCEPT AS OTHERWISE SET FORTH IN SECTION 11.B BELOW, THE FOREGOING SHALL CONSTITUTE AKAMAI’S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY MADE BY VENDOR HEREIN. THE WARRANTY SET FORTH IN THIS SECTION 6 IS IN LIEU OF, AND VENDOR EXPRESSLY DISCLAIMS, AND AKAMAI EXPRESSLY WAIVES, ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, COMPLIANCE WITH MATERIALS DECLARATION REQUIREMENTS, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OR MISAPPROPRIATION OF ANY RIGHT, TITLE OR INTEREST OF AKAMAI OR ANY THIRD PARTY. AKAMAI UNDERSTANDS AND AGREES THAT IT SHALL HAVE FULL AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY PRODUCT, WHETHER FOR PRODUCT DESIGN LIABILITY, PRODUCT LIABILITY, DAMAGE TO PERSON OR PROPERTY AND/OR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS. IN EACH CASE

EXCEPT TO THE EXTENT THAT SUCH LIABILITY IS CAUSED BY OR ARISES FROM THE ACTS OR OMISSIONS OF VENDOR OR ANY OF VENDOR’S AGENTS OR EMPLOYEES. NO ORAL STATEMENT OR REPRESENTATION BY VENDOR, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.
VENDOR’S WARRANTY SHALL NOT APPLY TO ANY PRODUCT VENDOR DETERMINES, IN VENDOR’S REASONABLE DISCRETION, TO HAVE BEEN SUBJECTED TO TESTING FOR OTHER THAN SPECIFIED ELECTRICAL CHARACTERISTICS OR TO OPERATING AND/OR ENVIRONMENTAL CONDITIONS IN EXCESS OF THE MAXIMUM VALUES ESTABLISHED IN APPLICABLE SPECIFICATIONS, OR TO HAVE BEEN THE SUBJECT OF MISHANDLING, ACCIDENT, MISUSE, NEGLECT, IMPROPER TESTING, IMPROPER OR UNAUTHORIZED REPAIR, ALTERATION, DAMAGE, ASSEMBLY, PROCESSING OR ANY OTHER INAPPROPRIATE OR UNAUTHORIZED ACTION OR INACTION THAT ALTERS PHYSICAL OR ELECTRICAL PROPERTIES, IN EACH CASE EXCEPT TO THE EXTENT THAT ANY SUCH DISQUALIFYING CONDITION OR EVENT IS PROXIMATELY CAUSED BY OR DIRECTLY ARISES FROM THE NEGLIGENCE OR WILLFUL MISCONDCUT OF VENDOR OR ANY OF VENDOR’S AGENTS OR EMPLOYEES. THIS WARRANTY SHALL NOT APPLY TO ANY DEFECT IN THE PRODUCT ARISING FROM ANY DRAWING, DESIGN, SPECIFICATION, PROCESS, TESTING OR OTHER PROCEDURE, ADJUSTMENT OR MODIFICATION SUPPLIED AND/OR APPROVED BY AKAMAI.
7.Proprietary Information.
A.The parties acknowledge that in performing their respective obligations hereunder, each party may disclose to, and/or receive from, the other party certain proprietary information, including, without limitation, information and/or images concerning physical premises, personnel, customers, research and development, technical data, know-how, computer programs, software code, software documentation, hardware design, technology, marketing or business plans, business forecasts, unpublished financial statements, budgets, prices, costs, and employee (“Proprietary information”). Each party agrees not, either during the term of this Agreement or at any time thereafter, to disclose to others, or use for its benefit or the benefit of others, any Proprietary Information of the other party. Without limitation, any Product specifications provided to Vendor by Akamai pursuant to this Agreement shall be deemed Proprietary Information.
B.The parties’ respective obligations under Section 7.A above shall not apply to any information that (i) is or becomes known to the receiving party or the general public under circumstances involving no breach by the receiving party or others of the terms of Section 7.A, (ii) is generally disclosed to third parties by the disclosing party without restrictions on such third parties, (iii) is approved for release by written authorization of the disclosing party, or (iv) is independently developed by the receiving party without a breach of this Agreement.
C.Upon the termination, cancellation or expiration of this Agreement, or upon the written request of the disclosing party, the receiving party shall, except to the extent Proprietary Information cannot be returned or destroyed (or deleted, in the case of information stored in computer hard drives or cloud solutions), return all Proprietary Information (including all copies thereof) to the disclosing party, or at the disclosing party’s instruction, destroy such Proprietary Information. Any destruction of Proprietary Information will be confirmed by the receiving party by means of a certificate executed by a duly authorized representative of the receiving party. Any Proprietary Information that cannot be returned or destroyed or deleted will remain confidential Proprietary Information, subject to the terms of this Agreement.
D.Each party shall notify the other party promptly in the event that it learns or has reason to believe that there has been unauthorized access, use, disclosure, acquisition or loss of the other party’s Proprietary Information and shall cooperate with the other party to remedy any such unauthorized access, use, disclosure, acquisition or loss.
E.Each party represents that its performance under this Agreement does not, and shall not, breach any agreement that obligates a party to keep in confidence any trade secrets or confidential or proprietary information of its own or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Each party shall not disclose to the other party any trade secrets or confidential or proprietary information of any other party.
F.Neither party shall use the other party’s name, logo or marks without the other party’s prior written consent.
8.Intellectual Property; Work Product.
A.As between the parties, each party shall retain all rights, title and ownership of its Pre-Existing Intellectual Property. Akamai grants to Vendor a limited, non-exclusive and non-transferable license under Akamai Pre-Existing Intellectual Property rights solely (and only to the extent necessary) for Vendor to perform its obligations under this Agreement. Except as expressly provided otherwise, neither party grants the other party any other licenses to its Intellectual Property. As used herein, the term “Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how, design, or other intellectual property rights. As used herein, the term “Pre-Existing Intellectual Property” means any Intellectual Property that is (a) developed, owned, obtained or controlled by a party prior to the start of Manufacturing Services for a specific project; (b) developed or acquired after the Effective Date of this Agreement and independent of this Agreement without the use of other party’s Proprietary Information; or (c) all improvements, modifications or enhancements of (a) or (b) made by or on behalf of the party.
B.All Intellectual Property in whatever form that is conceived with use of Akamai Proprietary Information, first reduced to practice, created, and developed by Vendor, solely or jointly with others in (i) preparing any Product provided pursuant to this Agreement or (ii) which is otherwise embodied within the Manufacturing Services provided pursuant to this Agreement (collectively, “Work Product”), shall be the sole property of Akamai. Effective only upon full payment of all monies due for the first order for a Product under this Agreement, Vendor will assign and assigns to Akamai all Work Product for such Product and any intellectual property rights therein in the United States and elsewhere. Work Product does not include Vendor’s general skill and knowledge, Vendor Manufacturing Intellectual Property or Pre-Existing Intellectual Property. As used herein, “Vendor Manufacturing Intellectual Property” means all Intellectual Property related to the manufacturing process owned or controlled by Vendor that may be necessary or useful to manufacture the Product and all improvements, modifications and enhancements thereto. Upon the request of Akamai and at Akamai’s expense, Vendor shall execute such reasonably necessary further documents to fully assign all Work Product and intellectual property rights therein to Akamai. Vendor acknowledges that it cannot become a party to any agreement that would require an assignment to a third party of the Work Product or the intellectual property rights therein. To the extent possible under applicable law, Vendor also hereby waives all claims to moral rights in any Work Product.
C.Effective only upon full payment of all monies due for the first order for a Product under this Agreement, to the extent Vendor incorporates any of Vendor’s Pre-Existing Intellectual Property into such Product, Vendor will grant and grants to Akamai an irrevocable, royalty-free, non-exclusive right and license under Vendor’s Pre-Existing Intellectual Property rights solely to the extent required by Akamai to use, offer to sell, sell, copy, display, or otherwise distribute such Products.
D.Unless otherwise agreed in writing by Akamai, Work Product shall not include open source materials.
E.Akamai shall be responsible for obtaining any necessary third party licenses, at its expense, to enable Vendor to perform its Manufacturing Services except for those licenses related to standard design tools having general applicability outside of the Manufacturing Services.
9.Term/Termination. The term of this Agreement shall commence as of the Effective Date and shall continue in effect for the duration of any/all active Statement(s) of Work unless terminated in accordance with the terms set forth below; provided, that in the event that a single SOW is in effect hereunder, and the term of such SOW expires or is terminated, the term of this Agreement shall automatically renew for successive 30-day periods unless or until (i) either party terminates this Agreement by providing written notice thereof to the other no later than [***] prior to the then-current 30-day extension period (or simultaneously with the expiration or termination of the SOW, if applicable), or (ii) a new SOW is entered into by the parties. The initial term for each SOW shall be set forth in such SOW and, unless specific renewal terms to the contrary are provided therein, the term of such SOW may only be renewed upon the mutual written consent of both parties.

A.Mutually Agreed Termination; Termination for Convenience. This Agreement may be terminated: (i)at any time upon the mutual written consent of the parties, or (ii) upon the date of termination set forth in a written notice given by one party to the other not less than [***] prior to such date. A termination of this Agreement pursuant to this Section 9.A shall be deemed to apply to any SOWs in effect as of the effective date of such termination.
B.Termination for Breach. Either party may terminate this Agreement:
(i)Based on the material breach by the other party of the terms of this Agreement, provided that the party alleged to be in material breach receives written notice setting forth the nature of the breach at least [***] prior to the intended termination date. During such time the party in material breach may cure the alleged breach and if such breach is cured within such [***] period, no termination will occur and this Agreement will continue in accordance with its terms. If such breach shall not have been cured, termination shall occur upon the termination date set forth in such notice.
(ii)If the other party files for bankruptcy or becomes subject to liquidation proceedings or legal equivalent (and such proceedings or legal equivalent are not dismissed within [***] after the date of filing thereof), or upon the dissolution or termination of the existence of the other party.
C.Notwithstanding anything to the contrary in this Agreement or in any SOW, no expiration or termination of this Agreement or any SOW shall affect or terminate any provisions or obligations herein or in such SOW that specifically survive termination thereof or that, by their nature and context are intended to survive termination or expiration of such SOW (including, without limitation, any warranty obligations of Vendor or accrued payment obligations of Akamai set forth therein).
D.Upon termination, expiration or cancellation of this Agreement for any reason, both parties shall, in good faith, undertake commercially reasonable efforts to mitigate the costs of termination, expiration or cancellation. To the extent that Vendor cannot mitigate its costs, Vendor shall submit to Akamai Vendor’s invoices for termination/cancellation costs or charges, and Akamai’s obligation shall be to pay the costs or charges claimed by Vendor as follows: (i) the applicable price for the Product of which Vendor has completed manufacture prior to the termination effective date pursuant to an issued Build Request for which payment has not been made; (ii) reimbursements for material acquisition costs, components, subassemblies and work-in-process at the time of termination effective date which were purchased or ordered pursuant to issued Build Requests or Forecasts; and (iii) Vendor’s reasonable cancellation costs incurred for components, materials and subcontracted items that Vendor had on order on behalf of Akamai on the termination effective date pursuant to issued Build Requests or Forecasts. All items for which Akamai shall have paid 100% of Vendor’s incurred cost or more shall be held by Vendor for Akamai’s account and Akamai may arrange for its acquisition of them on AS-IS, WHERE-IS basis.
10.Compliance with Laws and Regulations. During the term of this Agreement, each party agrees to comply with all Federal, state, and local statutes, ordinances and regulations, including, but not limited to, those related to the payment of minimum wages and overtime, non-discrimination in employment and corrupt practices including, but not limited to, the U.S. Foreign Corrupt Practices Act and the anti-corruption/anti-bribery laws of the jurisdictions where Vendor or Akamai operate. Akamai shall have the right, upon reasonable advance notice, during normal business hours and at its expense to inspect, review, monitor and oversee the Manufacturing Sendees (or verify Vendor’s compliance with applicable law), provided that such inspection shall not disrupt Vendor’s normal business operations. Akamai shall cause each of its employees, agents and representatives who have access to Vendor’s facilities, to maintain, preserve and protect all Proprietary Information of Vendor in accordance with this Agreement. Vendor also agrees to provide Akamai with information reasonably necessary to enable Akamai to comply with laws applicable to it such as information about usage of conflicts minerals or environmental matters. Vendor shall reasonably cooperate with Akamai in connection with compliance with disclosure obligations pursuant to U.S. securities laws and regulations.
11.Indemnification.
A.Akamai agrees to indemnify, defend and hold Vendor and its employees, subsidiaries, affiliates, successors and assigns (collectively, the “Vendor Parties”) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising from any third party claims asserted against any Vendor Party that are based in part or in whole on (i) an allegation that any Specifications, Akamai proprietary information and technology, and Product or any other information, technology or processes supplied by Akamai to Vendor or otherwise required by Akamai of Vendor infringe or violate any patent, copyright or other intellectual property right of a third party; (ii) design or product liability alleging that any item in subsection (a) has caused or will in the future cause damages of any kind and (iii) the failure of any component required by Akamai to comply with any Materials Declaration Requirements.
B.Vendor shall indemnify, defend and hold harmless Akamai and its employees, subsidiaries, affiliates, successors and assigns (collectively, the “Akamai Parties”) from and against all Losses arising from any third party claims asserted against any Akamai Party that are based in part or in whole on (i) an allegation that Vendor’s manufacturing process owned or controlled by Vendor and used by Vendor to manufacture the Product hereunder infringes or violates any patent, copyright or other intellectual property right of a third party; (ii) bodily injury or damage to tangible property to the extent proximately caused by a breach of Warranty due to Vendor’s gross negligence or willful misconduct; and (iii) failure to comply with any Materials Declaration Requirements.
C.Either party, as an indemnitee pursuant to this Section 11, may employ counsel at its own expense to assist the indemnitee with respect to any claim for which the indemnitee is to be indemnified pursuant to this Section 11 (each, an “Indemnified Claim”), provided that if such counsel is necessary because of a conflict of interest with the indemnifying party or its counsel, or because the indemnifying party does not assume control of the defense of an Indemnified Claim as required by this Section 11, the indemnifying party shall bear such expense. The indemnifying party shall not enter into any settlement that affects the indemnitee’s rights or interests without the indemnitee’s prior written approval, which approval shall not be unreasonably withheld. The indemnitee will provide such assistance and cooperation as is reasonably requested by the indemnifying party or its counsel in connection with any Indemnified Claim.
12.Insurance. Each party will keep its business and properties insured at all times against such risks for which insurance is usually maintained by reasonably prudent persons engaged in a similar business (including insurance for hazards and insurance against contractual liability and liability on account of damage to persons or property and insurance under all applicable workers’ compensation laws). The insurance maintained shall be in such monies and with such limits and deductibles usually carried by persons engaged in the same or a similar business. Nothing herein regarding insurance either limits or increases either party’s indemnification of the other party pursuant to this Agreement. Certificate(s) of Insurance shall be provided by Akamai within [***] of the execution of this Agreement and [***]. Vendor shall permit Akamai to review its insurance status at any time by using the following information: URL: [***].
13.Non-Assignment or Delegation. Neither party shall, in whole or in part, assign, delegate, or subcontract any of the Manufacturing Services to be performed hereunder without the other party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Vendor shall have the right to assign its rights to receive monies hereunder without the prior written consent of Akamai.
14.Governing Law. The laws of the State of New York shall govern all questions relative to interpretation and construction of this Agreement and to its performance, without application of conflicts of law principles. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
15.Severability. The provisions of this Agreement are severable and if any one or more of the provisions hereof are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.
16.Limitation Of Liability. The obligations and liabilities of each party and its affiliates as set forth herein are exclusive and expressly in lieu of all other liabilities, obligations or remedies, express or implied. [***], in no event shall either party or its affiliates be liable for any indirect, incidental, reliance, or consequential damages including, without limitation, damages arising from loss of profits, revenue, data or use. Whether in an action in contract or tort, even if advised of the possibility of such damages. The foregoing shall not exclude or limit either party’s liability for death or personal injury resulting from its negligence to the extent that such liability cannot by law be limited or excluded.
17.Relationship of Parties. Vendor enters into this Agreement and will remain throughout the term of this Agreement as an independent contractor. Vendor agrees that Vendor is not and will not become an employee, partner, agent or principal of Akamai while this Agreement is in effect. Vendor is not entitled to the rights or benefits afforded to Akamai’s employees, including disability, unemployment workers’ compensation, medical insurance, sick leave, or any other employee benefit. Vendor is responsible for providing, at Vendor’s own expense, disability, unemployment, workers’ compensation, and other insurance, training, permits, and licenses for Vendor and for Vendor’s employees and subcontractors, if any.
18.Survival. Sections 6, 7, 8, 11, 14, 15, 16, 18, and 20, as well as the payment obligation in Section 2 for work performed through the date of termination, shall survive termination of this Agreement.

19.Force Majeure. Neither party will be liable for any delay in performing or for failing to perform its obligations under this Agreement (other than the payment of money for Manufacturing Services rendered) resulting from any cause beyond its reasonable control including, without limitation, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; typhoons; tornadoes; earthquakes; epidemics; strikes; work stoppages; labor, component or material shortages; slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies, including changes in law or regulations that materially and adversely impact the party, and U.S. Government priority orders or contracts (each, a “Force Majeure Event”); provided that the party affected by such Force Majeure Event promptly notifies (and in no event more than [***] after of discovery thereof) the other party of such Force Majeure Event. If the delays caused by the Force Majeure Event are not cured within [***] after the date that the applicable party receives the aforementioned notice of the Force Majeure Event, then either party may immediately terminate this Agreement upon written notice to the other party. Termination of this Agreement pursuant to this Section shall not affect Akamai’s obligation to pay Vendor, as set forth herein: provided, that notwithstanding the foregoing or anything to the contrary contained herein, in no event shall Akamai be obligated to pay for any Manufacturing Services not actually provided to Akamai.
20.Miscellaneous. (i) Any notices required by this Agreement shall be in writing and sent by first class Certified mail to the address of the parties’ respective principal place of business set forth above; (ii) the parties agree that this Agreement and any attachments hereto or subsequently incorporated herein by reference (x) are the complete and exclusive statement between the parties with respect to the Manufacturing Services provided by Vendor, (y) supersede all related discussions and other communications between the parties, and (z) may only be modified in writing by authorized representatives of the parties; (iii) no terms or conditions that are different than the terms contained herein that may be contained in any Statement of Work, order, proposal, quotation or any document that requires acceptance or other writing from the parties shall be deemed to form a part of the agreement; and (iv) the parties do not consent to, or accept and hereby expressly object to any attempt to change, reject or supplement the terms of this Agreement by the other party, each party’s separate terms and conditions shall have no effect, and confirmations, SOWs, orders, proposals, quotations or any other transaction document by either party which make reference to either party’s standard terms and conditions are hereby objected; provided, however, that the foregoing clause (iv) shall not apply to any terms or conditions set forth in any negotiated SOW executed by both parties, to the extent it is expressly provided that such terms or conditions shall apply notwithstanding anything to the contrary in this Agreement.
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SIGNATURE PAGE AND EXHIBIT(S) FOLLOW.]

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year set forth above.

JABIL INC.	AKAMAI TECHNOLOGIES, INC.
By: /s/ Joe Mausser	By: /s/ Daniel B. Long
Name: Joe Mausser	Name: Daniel B. Long
Title: VP GLOBAL BUSINESS UNITS	Title: VP, Network Productivity
Date: 5/23/2019	Date: 5/23/2019

EXHIBIT A
Statement of Work no. 1

EXHIBIT B
Build Request